ESCROW AGREEMENT

      This ESCROW AGREEMENT (this "Agreement") dated as of November 7, 2000 is by and among GoAmerica, Inc. ("GoAmerica"), Flash Creative Management, Inc. ("Flash") the shareholders of Flash listed on Schedule A hereto (the
"Shareholders") and American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent").

                               W I T N E S S E T H

      WHEREAS, this Agreement is made pursuant to the Asset Purchase Agreement (the "Purchase Agreement") dated as of October 31, 2000 by and among GoAmerica, GoAmerica Communications Corp. ("Sub"), the Shareholders and Flash. Capitalized terms used herein shall have the respective meanings ascribed to them in the Purchase Agreement, unless the context requires otherwise.

      WHEREAS, pursuant to the Purchase Agreement, (a) Sub has agreed to purchase substantially all of the assets and assume certain liabilities of Flash, (b) GoAmerica has agreed to issue shares of GoAmerica Common Stock to Flash as partial payment for the Assets, (c) Flash has agreed, by acceptance of the Purchase Price pursuant to the terms of the Purchase Agreement, to indemnify the GoAmerica Indemnitees for Indemnifiable Losses, and (d) the Shareholders have agreed to jointly and severally assume such indemnity obligation in the event of the dissolution, liquidation or winding up of the affairs of Flash or earlier distribution of the Cash Consideration or Stock Consideration to the Shareholders.

      WHEREAS, Section 2.5 of the Purchase Agreement provides that one or more certificates representing an aggregate of fifteen percent (15%) of the Stock Consideration issuable to Flash (the "Escrow Shares"), shall be issued and delivered to the Escrow Agent and shall be placed in an escrow account (the "Escrow Account") pursuant to this Agreement to settle claims for Indemnifiable Losses that may arise pursuant to the Purchase Agreement.

      WHEREAS, the parties desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited and held in, and delivered from, the Escrow Account.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:


1.  APPOINTMENT OF ESCROW AGENT.
    ---------------------------

      GoAmerica and Flash hereby appoint and designate American Stock Transfer & Trust Company as the Escrow Agent for the purposes herein set forth and American Stock Transfer & Trust Company hereby accepts such appointment, all on the terms and subject to the conditions of this Agreement.

2.  ACKNOWLEDGMENT OF RECEIPT OF THE PURCHASE AGREEMENT.
    ---------------------------------------------------

      The Escrow Agent hereby acknowledges receipt of a copy of the Purchase Agreement, but, except for reference thereto for definitions incorporated by reference herein and as provided in Section 5 hereof, the Escrow Agent is not charged with any duties or responsibilities with respect to the Purchase Agreement.


3.  ESCROW SHARES.
    -------------

      3.1. GoAmerica hereby agrees to provide to the Escrow Agent,  within three
(3) business days after the date hereof, one or more stock certificates representing the number of Escrow Shares to be held in escrow by the Escrow Agent. Each stock certificate so deposited on behalf of Flash shall be issued in the name of the Escrow Agent, as escrow agent for GoAmerica and Flash. The Escrow Agent acknowledges and agrees, as transfer agent and registrar for GoAmerica, to use its best efforts to process such certificates on behalf of GoAmerica within the foregoing timeframe. The Escrow Shares, as such term is used herein, shall include the initial Escrow Shares deposited by GoAmerica and the "Additional Escrow Account" as that term is defined in Section 3.2.

      3.2. Any and all dividends payable in securities or other distributions of any kind made in respect to the Escrow Shares, except cash dividends which shall be paid directly to Flash (the "Additional Escrow Account"), shall be held in escrow pursuant to this Agreement; provided, however, that Flash shall have the voting rights with respect to the Escrow Shares so long as such Escrow Shares are held in escrow. GoAmerica shall take any and all reasonable and necessary steps to allow the exercise of such voting rights. While the Escrow Shares remain subject to this Agreement, Flash shall retain and shall be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions hereof.

      3.3. Flash shall be responsible for any tax liability and tax reporting obligations attributable to (a) the placement of the Escrow Shares in the Escrow Account and (b) the payment of any dividends, to the extent paid, or other amounts payable to Flash with respect to the Escrow Shares and shall provide the Escrow Agent with executed and completed Internal Revenue Service Forms W-9.

      3.4. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, hypothecated, or permitted to suffer any lien or encumbrance by Flash or the Shareholders, including by operation of law, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of Flash or any Shareholder, prior to the date the Escrow Agent is required to deliver the Escrow Shares to Flash in accordance with the terms of this Agreement.

4.  INDEMNIFICATION LIABILITY OF FLASH AND ITS SHAREHOLDERS.
    -------------------------------------------------------

      The obligations of Flash and its Shareholders regarding liability for indemnification to the GoAmerica Indemnitees shall be governed by the Purchase Agreement. The terms, conditions, covenants and provisions regarding the indemnification obligations of Flash set forth in the Purchase Agreement are hereby incorporated in full by reference herein.


5.  DISTRIBUTION EVENTS.
    -------------------

      5.1. At any time or times prior to the termination hereof, GoAmerica may make claims against the Escrow Shares for amounts due for indemnification under the Purchase Agreement. If, after final determination of liability on a claim in accordance with the procedures set forth in Section 8.2 of the Purchase
Agreement, any of the GoAmerica Indemnitees shall have any claim of indemnification for Indemnifiable Losses pursuant to the Purchase Agreement, GoAmerica shall promptly (a) give formal written notice thereof to Flash and the Escrow Agent, which notice shall include the aggregate dollar amount of the Indemnifiable Losses and a brief description of the facts upon which the claim is based, and (b) provide the Escrow Agent and Flash with a calculation pursuant to Section 5.3 hereof. Subject to the following provisions of this Section 5, the Escrow Agent shall, not less than fifteen (15) business days but within twenty (20) business days following delivery of such notice, deliver to GoAmerica in accordance with Section 5.3 hereof the number of Escrow Shares having an aggregate cash value (as determined in accordance with Section 5.3 hereof) equal to the amount of such Indemnifiable Losses. To the extent that the value of the Escrow Shares so determined represented by stock certificates so delivered exceeds the cash value of the Indemnifiable Losses, GoAmerica shall promptly deliver to the Escrow Agent stock certificates for the balance of the Escrow Shares, which shall be held pursuant to this Agreement.

      5.2. If Flash shall, in good faith, notify the Escrow Agent in writing of any objections or disputes with respect to a claim for indemnification within fifteen (15) business days following delivery of notice of a claim for indemnity pursuant to Section 5.1 hereof, then the Escrow Agent shall instead set aside such Escrow Shares (the "Set Aside Amount") until (a) Flash and GoAmerica have agreed upon the rights of GoAmerica, any of the GoAmerica Indemnitees seeking indemnification and Flash with respect thereto and have notified the Escrow Agent of such an agreement in writing signed by GoAmerica and Flash, (b) such rights are finally determined pursuant to Section 13.7 of this Agreement or (c) the Termination Date. Any uncontested portion of a claim will be resolved as set forth in Section 5.1 above. The Escrow Agent may rely on any arbitration ruling in accordance with Section 13.7 hereof or on the final order or other final determination of any such court. If any such arbitrator or court shall determine that any or all of the Escrow Shares are to be delivered to GoAmerica, the Escrow Agent shall, within fifteen (15) days following receipt of a copy of such final determination, deliver to GoAmerica the number of Escrow Shares having a cash value equal (determined as provided in Section 5.3) to the sum of the amount of the claim for Indemnifiable Losses as to which the arbitrator or the court has finally determined that any of the GoAmerica Indemnitees is entitled to indemnity under the

Purchase Agreement. All other expenses of such litigation or arbitration, including reasonable attorney's fees, will be paid by the losing party and the court or the arbitrator will be authorized to make such determination.

      5.3. For purposes of establishing the number of Escrow Shares to be delivered to GoAmerica, set aside in respect of any Set Aside Amount pursuant to this Section 5 or retained in respect of any pending claims for which damages cannot be quantified pursuant to Section 6, the cash value of each share of GoAmerica's Common Stock shall be equal to the average closing prices per share of GoAmerica's Common Stock as reported on the Nasdaq National Market (or such other exchange or quotation system upon which GoAmerica is then traded) during the ten (10) trading days ending three (3) days prior to (i) the date of the delivery of the Escrow Shares to GoAmerica, if delivered pursuant to Section 5.1, or (ii) the date on which the Escrow Agent sets aside or retains all or a portion of the Escrow Shares pursuant to Section 5.2 or Section 6. GoAmerica and Flash shall send notice to the Escrow Agent specifying the number of shares to be delivered or set aside in accordance with this Section 5.3.

6.  TERMINATION.
    -----------

      On the date that is fifteen (15) months following the Closing Date, the Escrow Agent shall pay and distribute one hundred percent (100%) of the remaining Escrow Shares to Flash in accordance with instructions, signed by GoAmerica and Flash, specifying the amount of Escrow Shares to be distributed to Flash, unless: (i) any claims are then pending, in which case the number of Escrow Shares having an aggregate cash value (as determined in accordance with Section 5.3 hereof) equal to the amount of such claims shall be retained by the Escrow Agent (and the balance distributed to Flash); or (ii) GoAmerica has given notice to Flash and the Escrow Agent specifying in reasonable detail the nature of any other claim it may have under Article 8 of the Purchase Agreement with respect to which it is unable to specify the amount of damages, in which case all of the Escrow Shares shall be retained by the Escrow Agent pending the resolution of any such claim in accordance with Section 5.2 hereof. This Agreement shall terminate upon full distribution of the Escrow Shares in accordance with this Section 6 (the "Termination Date").


7.  FEES AND EXPENSES OF ESCROW AGENT.
    ---------------------------------

      7.1. For services rendered, the Escrow Agent shall receive a fee of $2,500 per annum. The fees of the Escrow Agent shall be borne by GoAmerica.

      7.2. The Escrow Agent shall also be entitled to reimbursement from GoAmerica for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, reasonable attorneys' or agents' fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500 barring any unforeseen circumstances. If for any reason the deposit of the Escrow Shares is not received by the Escrow Agent as contemplated in Section 3.1 hereof, GoAmerica shall reimburse the Escrow Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.


8.  PROTECTION OF ESCROW AGENT.
    --------------------------

      8.1. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent by GoAmerica and Flash relating to the Escrow Account under this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

      8.2. The Escrow Agent shall not be liable to GoAmerica or Flash or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment and shall be liable only in case of its own bad faith or willful misconduct or gross negligence or intentional failure to comply with its obligations under this Agreement. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

      8.3. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

      8.4 The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.


9.  CONTROVERSIES.
    -------------

      If any controversy arises among the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, or its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Shares and all documents and funds, and may wait for settlement of any such controversy by final appropriate arbitration or legal proceedings or other means, as the Escrow Agent may require in its discretion, notwithstanding any other provision of this Agreement. In such event, the Escrow Agent will not be liable for interest or damages. Furthermore, the Escrow Agent may at its option file an action of interpleader in a court of competent jurisdiction requiring the parties to answer and litigate their claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Escrow Account, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action, GoAmerica agrees to pay and promptly deposit with the clerk of the court. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from any obligations and liability imposed by the terms of this Agreement. The release from liability shall survive the termination of this Agreement.


10.  RESIGNATION OR REMOVAL OF ESCROW AGENT.
     --------------------------------------

      The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to GoAmerica and Flash, and may be removed by the mutual agreement of GoAmerica and Flash and the Escrow Agent shall turn over the Escrow Account to the duly appointed successor escrow agent (less any amount due and owing under Section 7 hereof); provided, however, that any such resignation or removal shall not become effective until the appointment of a successor escrow agent which shall be accomplished as follows. GoAmerica and Flash shall use their reasonable best efforts to agree on a successor escrow agent within thirty
(30) days after receiving such notice of resignation from the Escrow Agent. If GoAmerica and Flash fail to agree on a successor escrow agent within such time, the parties shall promptly request a court of competent jurisdiction to appoint such an agent. If a successor escrow agent is not appointed within thirty (30) days of the parties request to the court, the Escrow Agent may deposit the Escrow Account with such court pending appointment. The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as the escrow agent. Then, the Escrow Agent shall be discharged from any further duties and liability under this Agreement accruing after the date the appointment of such successor escrow agent is accepted by the parties (or made by a court of competent jurisdiction, as applicable) and becomes effective, and such discharge of liability will survive the termination of this Agreement.

11.  INDEMNIFICATION OF ESCROW AGENT.
     -------------------------------

      11.1. GoAmerica and Flash shall, jointly and severally, reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents (referred to in this Section 11 collectively and individually as the "Escrow Agent"), from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand asserted against the Escrow Agent, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder. The Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against GoAmerica and Flash, notify GoAmerica and Flash thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve GoAmerica and Flash from any liability which they may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

      11.2. For purposes of this Section 11, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

      11.3. GoAmerica and Flash may participate at their own expense in the defense of any claim or action that may be asserted against the Escrow Agent, and if GoAmerica or Flash so elects, either may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both GoAmerica or Flash, as the case may be, and the Escrow Agent, retention of separate counsel by the Escrow Agent shall be reimbursable as hereinabove provided; and provided, further, that GoAmerica shall not settle or compromise any such claim or action without the consent of Flash, which consent shall not be unreasonably withheld, and Flash shall not settle or compromise any such claim or action without the consent of GoAmerica, which consent shall not be unreasonably withheld. The parties will notify the Escrow Agent in writing of their intention to participate or assume the defense of any claim. The right of the Escrow Agent to indemnification hereunder shall survive its resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.


12.  AUTHORITY OF GOAMERICA.
     ----------------------

      GoAmerica shall be entitled to assert claims for indemnity on behalf of any of the GoAmerica Indemnitees, and all of the GoAmerica Indemnitees shall be bound by GoAmerica's actions and decisions hereunder.


13.  MISCELLANEOUS.
     -------------

      13.1. ASSUMPTION OF RIGHTS AND OBLIGATIONS. In accordance with Section 8.6 of the Purchase Agreement, in the event of a dissolution, liquidation or winding up of the affairs of Flash or earlier distribution of the Cash Consideration or Stock Consideration to the Shareholders, the Shareholders shall assume the rights and obligations of Flash hereunder, each to the extent of such Shareholder's pro rata portion of the Escrow Shares as set forth on Schedule A attached hereto, and each reference in this Agreement to "Flash" shall for all intents and purposes be deemed a reference to the "Shareholders." Furthermore, all notices required to be given under this Agreement to Flash would instead be required to be given to each of the Shareholders.

      13.2. AMENDMENTS AND WAIVERS. This Agreement, or any provision of this Agreement, may be amended or waived from time to time only upon the mutual written agreement of GoAmerica, Flash and the Escrow Agent. No delay or omission by any party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any subsequent breach or of any other covenant contained in this Agreement.

      13.3. NOTICES. Notices and other communications by a party under this Agreement shall be in writing and hand-delivered, deposited with an overnight carrier for next- or second-day delivery, sent by certified mail or transmitted by facsimile (with receipt confirmed), addressed to the parties as follows (or to such other addresses as any party may designate from time to time in writing):

            (a)   if to GoAmerica, to:

                        GoAmerica, Inc.
                        401 Hackensack Avenue
                        Hackensack, New Jersey  07601
                        Attention:  Mr. Aaron Dobrinsky
                        Telephone:  (201) 996-1717
                        Fax:  (201) 996-1772
                        with copies to:

                        Buchanan Ingersoll Professional Corporation
                        650 College Road East
                        Princeton, New Jersey 08540
                        Attention:  David J. Sorin, Esq.
                        Telephone:  (609) 987-6800
                        Fax:  (609) 520-0360

            (b)   if to Flash, to:

                        Flash Creative Management, Inc.
                        c/o David Blumenthal
                        452 Churchill Road
                        Teaneck, NJ  07666

                        with copies to:

                        Y. Alan Griver
                        439 Maple Hill Drive
                        Hackensack, NJ  07601

                        -and-

                        Epstein Becker & Green, P.C.
                        250 Park Avenue
                        New York, New York 10177
                        Attn:  Mary Anne Mayo, Esq.
                        Phone:  (212) 351-4792
                        Fax: (212) 661-0989


            (c)   if to a Shareholder:

                        To the address of such Shareholder set forth on Schedule A.

            (d)   if to the Escrow Agent, to:

                        American Stock Transfer & Trust Company
                        40 Wall Street, 46th Floor
                        New York, New York 10005
                        Attention: Mr. Herbert Lemmer

and shall be deemed given when received.

      13.4. SUCCESSORS; THIRD PARTIES; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein.

      13.5. ENTIRE AGREEMENT. This Agreement, the Purchase Agreement (and any agreements referenced therein) constitute the entire agreement among GoAmerica, Flash, the Shareholders and the Escrow Agent with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises or representations made by such Persons concerning the subject matter of this Agreement.

      13.6. APPLICABLE LAW. The validity, performance and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      13.7. CONSENT TO JURISDICTION; ARBITRATION.

          (a) Each of the parties hereby consents and agrees to submit himself or itself to the non-exclusive jurisdiction of the State of New York and of the United States of America located in the State of New York, county of New York.

          (b) The parties acknowledge and agree that GoAmerica would be materially prejudiced by the failure of the parties to resolve any objections or disputes as contemplated by Section 5.2 and Article 6 hereof. The parties therefore agree to resolve any such disputes or objections in accordance with the arbitration provisions set forth below and to take any and all actions necessary to resolve such disputes or objections as expeditiously as possible and in any event prior to the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, or the provisions of the Purchase Agreement related hereto, or the breach, termination or validity thereof ("Dispute") shall be finally settled by arbitration, to be held in New York, New York in accordance with the CPR Institute For Dispute Resolution ("CPR") Non-Administered Arbitration Rules then in effect ("Rules"), except as modified herein. Within five (5) days after receipt by a party of a notice of dispute, GoAmerica, on the one hand and Flash, on the other, shall each appoint one arbitrator; the two arbitrators so appointed shall select the third arbitrator who shall be a disinterested person of recognized competence in the matter at issue who shall act as the presiding arbitrator for the dispute in question. If either party fails to name an initial arbitrator, or if appointed arbitrators have failed to appoint the third arbitrator as provided in the Rules, then CPR shall appoint that arbitrator within five (5) days of the request of either GoAmerica or Flash. Consistent with the expedited nature of arbitration, the number of depositions, if any, conducted by each of claimant(s), collectively, and by respondent(s), collectively, pursuant to Rule 11 of the Rules shall be limited to three (3) and any discovery permitted by the tribunal shall be completed within ten (10) days of the date of the appointment of the third arbitrator. Any award rendered in such arbitration shall be final and binding upon the parties, and judgment may be entered thereon in any court of competent jurisdiction. Upon the rendering of any such award on or prior to the Termination Date, the Escrow Agent shall release the appropriate portion of the Escrow Account in accordance with Article 6 hereof. The parties agree to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York, county of New York, for any action to enforce any award hereunder. The demand for arbitrations shall be delivered in accordance with Section 13.3. The fees of the arbitrators shall be shared equally by the parties. This agreement to arbitrate, and the final ruling or decision of the arbitrators, shall be binding on the parties and specifically enforceable.

          13.8. VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

          13.9. CAPTIONS; CONSTRUCTION. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. All references herein to Sections shall be deemed references to sections of this Agreement, except as otherwise provided.

          13.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          13.11. BINDING EFFECT. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs and legal representatives. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          13.12. FURTHER ASSURANCES. From time to time on and after the date hereof, GoAmerica and Flash shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.


                            [Signature page follows]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of and on the date first above written.

                              GOAMERICA, INC.


                              By: /s/  Francis J. Elenio
                                 ------------------------------------
                                 Name:   Francis J. Elenio
                                 Title:  CFO, Secretary and Treasurer



                              FLASH CREATIVE MANAGEMENT, INC.


                              By: /s/  David J. Blumenthal
                                 ------------------------------------
                                 Name:   David J. Blumenthal
                                 Title:  President



                              THE SHAREHOLDERS

                              /s/  David Blumenthal
                              ------------------------------------
                              David Blumenthal

                              /s/ Y. Alan Griver
                              ------------------------------------
                              Y. Alan Griver

                              /s/ Lior Hod
                              ------------------------------------
                              Lior Hod

                              AMERICAN STOCK TRANSFER & TRUST COMPANY, as Escrow Agent

                              By: /s/  Herbert J. Lemmer
                                 ------------------------------------
                                 Name:   Herbert J. Lemmer
                                 Title:  Vice President

                                   SCHEDULE A

                            SCHEDULE OF SHAREHOLDERS



                                                        Percentage of
     Name and Address                                   Escrow Shares
     ----------------                                   -------------

     David Blumenthal                                         56%
     452 Churchill Road
     Teaneck, NJ  07666

     Y. Alan Griver                                           38%
     439 Maple Hill Drive
     Hackensack, NJ  07601

     Lior Hod                                                  6%
     62 West Lawn Drive
     Teaneck, NJ  07666